                                                                  EXHIBIT 4(d)





                        Restated Master Trust Agreement
                                     Between
                          Butler Manufacturing Company
                                       And
                        Fidelity Management Trust Company


                  ------------------------------------------

                        BUTLER MASTER SAVINGS PLAN TRUST







                            Dated as of April 1, 1996

                                TABLE OF CONTENTS

         SECTION:                                                        PAGE:

         1. Definitions....................................................2
         2. Trust..........................................................5
         3. Exclusive Benefit and Reversion of Sponsor Contributions.......5
         4. Disbursements..................................................6
                  (a)      Directions from Sponsor.........................6
                  (b)      Participant Withdrawal Requests ................6
                  (c)      Limitations.....................................6
         5. Investment of Trust............................................7
                  (a)      Selection of Investment Options.................7
                  (b)      Available Investment Options....................7
                  (c)      Participant Direction...........................8
                  (d)      Mutual Funds....................................8
                  (e)      Notes...........................................9
                  (f)      Sponsor Stock .................................10
                  (g)      Guaranteed Investment Contracts-Commingled
                           Pool Investments...............................21
                  (h)      Reliance of Trustee on Directions..............21
                  (i)      Trustee Powers.................................22
         6. Recordkeeping and Administrative Services to Be Performed.....24
                  (a)      General .......................................24
                  (b)      Accounts.......................................24
                  (c)      Inspection and Audit...........................25
                  (d)      Effect of Plan Amendment.......................25
                  (e)      Returns, Reports and Information...............26
                  (f)      Allocation of Plan Interests...................26
         7. Compensation and Expenses.....................................27
         8. Directions and Indemnification................................27
                  (a)      Identity of Sponsor and Applicable Fiduciaries.27
                  (b)      Directions from Sponsor or Administrator.......27
                  (c)      Directions from Applicable Fiduciary...........28
                  (d)      Co-Fiduciary Liability.........................28
                  (e)      Mutual Indemnification.........................29
                  (f)      Survival.......................................30
         9.  Resignation or Removal of Trustee............................30
                  (a)      Resignation....................................30
                  (b)      Removal........................................30
         10.  Successor Trustee...........................................30
                  (a)      Appointment....................................30
                                       (i)
                  (b)      Acceptance.....................................30
                  (c)      Corporate Action...............................31

         11. Termination..................................................31
         12.  Resignation, Removal, and Termination Notices...............32
         13.  Duration....................................................32
         14.  Amendment or Modification...................................32
         15.  General.....................................................32
                  (a)      Performance by Trustee, its Agents or
                           Affiliates.....................................32
                  (b)      Delegation by Employer.........................32
                  (c)      Entire Agreement...............................33
                  (d)      Waiver.........................................33
                  (e)      Successors and Assigns.........................33
                  (f)      Partial Invalidity.............................34

                 (g)       Section Headings...............................34
         16.  Governing Law...............................................34
                  (a)      Massachusetts Law Controls.....................34
                  (b)      Trust Agreement Controls.......................34
                  (c)      Spendthrift Clause.............................35
         17.  Plan Qualification..........................................35

         SCHEDULES:

         A.       RECORDKEEPING & ADMINISTRATIVE SERVICES
         B.       FEE SCHEDULE
         C.       INVESTMENT OPTIONS
         D.       SPONSOR AND ADMINISTRATOR AUTHORIZATIONS
                  AND DESIGNATIONS
         E.       IRS DETERMINATION LETTER OR OPINION OF COUNSEL
         F.       TELEPHONE EXCHANGE PROCEDURES









































                                      (ii)

         TRUST AGREEMENT, dated and restated as of the first day of April, 1996. between Butler Manufacturing Company, a Delaware corporation, having an office at BMA Tower, Penn Valley Park, Kansas City, Missouri 64141-0917 (the "Sponsor") and FIDELITY MANAGEMENT TRUST COMPANY, a Massachusetts trust company, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 (the "Trustee").
                                   WITNESSETH:
         WHEREAS, the Sponsor is the sponsor of the Butler Employee Savings Trust (the"Plan"); and

         WHEREAS, certain divisions, affiliates and subsidiaries of the Sponsor maintain , or may in the future maintain. qualified defined contribution Plans for the benefit of their eligible employees; and

         WHEREAS, the Sponsor desires to amend and restate the terms of the Trust to continue to hold and invest assets under the Plans and of such other tax-qualified defined contribution plans maintained by the Sponsor, or any of its subsidiaries or affiliates, as are designated by the Sponsor as being eligible to participate therein, for the exclusive benefit of participants in the Plan and their beneficiaries; and

         WHEREAS, the Trustee is willing to hold and invest the aforesaid plan assets in trust pursuant to the provisions of this Trust Agreement, which trust shall constitute a continuation, by means of an amendment and restatement, of the prior trust agreement dated January 1, 1993; and

         WHEREAS, the Trustee is willing to hold and invest the aforesaid Plan assets in trust among several investment options, including common stock of the Sponsor, selected by the Applicable Fiduciary; and

         WHEREAS, the Trustee is willing to perform additional recordkeeping and administrative services for the Plan, in addition to its trustee responsibilities, within a framework of Plan provisions, guidelines and interpretations conveyed in writing to the Trustee by the Administrator.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and the Trustee agree as follows:

Section 1. Definitions. The following terms as used in this Trust Agreement have the meaning indicated unless the context clearly requires otherwise:

         (a) "Administrator" shall mean, with respect to each Plan, the person or entity which is the "administrator" of such Plan within the meaning of section 3(16)(A) of ERISA.

         (b) "Agreement" shall mean this Restated Trust Agreement, as the same may be amended and in effect from time to time.

         (c) "Applicable Fiduciary" shall mean, with respect to the application of any provision of this Agreement to any Plan, the person or entity which is the relevant fiduciary under such Plan with respect to such matter.

         (d) "Code" shall mean the Internal Revenue Code of 1986, as it has been or may be amended from time to time.

         (e) "Employer" shall mean the Sponsor and each subsidiary or affiliate of the Sponsor having employees who are Participants in a Plan.

         (f) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as it has been or may be amended from time to time.

         (g) "FBSI" shall mean Fidelity Brokerage Services, Inc., an affiliate of the Trustee.

         (h)      "GICs" shall mean guaranteed investment contracts.

         (i) "Mutual Fund" shall mean any investment company advised by Fidelity Management & Research Company or any of its affiliates.

         (j) "Participant" shall mean, with respect to a Plan, any employee (or former employee) with an account under such Plan, which has not yet been fully distributed and/or forfeited, and shall include the designated beneficiary(ies) with respect to the account of any deceased employee (or deceased former employee) until such account has been fully distributed and/or forfeited.

         (k) "Plan" shall mean the Butler Employee Savings Trust, the Galesburg Hourly Employee Savings Trust and the Birmingham Hourly Employee Savings Trust and such other tax-qualified, defined contribution plans which are maintained by the Sponsor or any of its subsidiaries or affiliates for the benefit of their eligible employees as may be designated by the Sponsor in writing to the Trustee as a Plan hereunder, such writing to be in the form of the Plan Designation Form attached hereto as Schedule "G". Each reference to "a Plan" or "the Plan" in this Agreement shall mean and include the Plan or Plans to which the particular provision of this Agreement is being applied or all Plans, as the context may require.

         (l) "Reporting Date" shall mean the last day of each calendar quarter, the date as of which the Trustee resigns or is removed pursuant to Section 9 hereof and the date as of which this Agreement terminates pursuant to Section 11 hereof.


         (m) "Sponsor" shall mean Butler Manufacturing Company, a Delaware corporation, or any successor to all or substantially all of its businesses which, by agreement, operation of law or otherwise, assumes the responsibility of the Sponsor under this Agreement.

         (n) "Trust" shall mean this Butler Master Savings Plan Trust, being the trust established by the Sponsor and the Trustee pursuant to the provisions of this Agreement.

         (o) "Trustee" shall mean Fidelity Management Trust Company, a Massachusetts trust company, and any successor to all or substantially all of its trust business as described in Section 10(c). The term Trustee shall also include any successor trustee appointed pursuant to Section 10 to the extent such successor agrees to serve as Trustee under this Agreement.

Section 2. Trust. The Sponsor hereby amends and restates the Trust, with the Trustee. The Trust consists of the initial contribution of money or other property accepted by the Trustee, together with such additional sums of money and Sponsor Stock as shall from time to time be delivered to the Trustee under a Plan, all investments made therewith and proceeds thereof, and all earnings and profits thereon, less the payments that are made by the Trustee as provided herein, without distinction between principal and income. The Trustee hereby accepts the amended and restated Trust on the terms and conditions set forth in this Agreement. In accepting this Trust, the Trustee shall be accountable for the assets held and received by it, subject to the terms and conditions of this Agreement.

Section 3. Exclusive Benefit and Reversion of Sponsor Contributions. Except as provided under applicable law, no part of the Trust allocable to a Plan may be used for, or diverted to, purposes other than the exclusive benefit of the Participants in the Plan or their beneficiaries prior to the satisfaction of all liabilities with respect to the Participants and their beneficiaries.

                                     5
Section 4. Disbursements.
         (a) Directions from Sponsor. The Trustee shall make disbursements in the amounts and in the manner that the Sponsor directs from time to time in writing. The Trustee shall have no responsibility to ascertain any direction's compliance with the terms of the Plan or of any applicable law or the direction's effect for tax purposes or otherwise; nor shall the Trustee have any responsibility to see to the application of any disbursement.

         (b) Participant Withdrawal Requests. The Sponsor hereby directs that, pursuant to the Plan, a Participant withdrawal request (in-service or full withdrawal) may be made by the Participant via telephone (or in such other manner as may be agreed to from time to time by the Sponsor and Trustee). The Trustee shall process such request only after the identity of the Participant is verified by use of a personal identification number ("PIN") and social security number. The Trustee shall process such withdrawal in accordance with written guidelines provided by the Sponsor and documented in the Plan Administrative Manual, but payment to a Participant shall be made only upon written or electronically transmitted confirmation by the Applicable Fiduciary.

         (c) Limitations. The Trustee shall not be required to make any disbursement under a Plan in excess of the net realizable value of the assets of the Trust allocable to such Plan at the time of the disbursement. The Trustee shall not be required to make any disbursement in cash unless the Sponsor or a Participant has provided a written direction as to the assets to be converted to cash for the purpose of making the disbursement.

                                     6

Section 5. Investment of Trust.
         (a) Selection of Investment Options. The Trustee shall have no responsibility for the selection of investment options under the Trust and shall not render investment advice to any person in connection with the selection of such options.

         (b) Available Investment Options. The Applicable Fiduciary with respect to a Plan shall direct the Trustee as to the investment options in which Participants may invest, subject to the following limitations. The Sponsor, by Plan amendment, has established the Sponsor's Stock Fund referred to in subsection (f) below as an investment option. In addition, the Applicable Fiduciary may select as investment options (i) Mutual Funds, (ii) a pooled fund of GICs or similar fixed income instruments chosen by the Trustee, (iii) collective investment funds maintained by the Trustee for qualified plans; and
(iv) securities issued by investment companies other than Fidelity Management & Research Company ("Non-Fidelity Managed Funds"); provided, however, that the Trustee, as a fiduciary, shall be considered to possess investment discretion only with respect to Plan assets that are invested in GICs (or similar instruments) chosen by the Trustee or in collective investment funds maintained by the Trustee for qualified plans. The investment options currently selected by the Applicable Fiduciary (or by Plan amendment by the Plan Sponsor) are identified on Schedules "A" and "C" attached hereto. Participant loan notes referred to in subsection (e) below shall be deemed to be an investment option under this subsection (b). The Applicable Fiduciary may add additional investment options with the consent of the Trustee and upon mutual amendment of this Trust Agreement and the Schedules hereto to reflect such additions.
                                       7
         (c) Participant Direction. Each Participant shall direct the Trustee in which investment option(s) to invest the assets in the Participant's individual accounts under the Plan. Such directions shall be made by Participants by use of the telephone exchange system maintained for such purpose by the Trustee or its agent, in accordance with written Telephone Exchange Guidelines attached hereto as Schedule "F", or in such other manner as may be agreed upon by the Applicable Fiduciary and the Trustee from time to time. Any direction made by a Participant using the Telephone Exchange Guidelines shall be deemed to be the equivalent of a written direction by such Participant. In the event that the Trustee fails to receive a proper direction from a Participant, the assets in such Participant's accounts shall be invested in the securities of the Mutual Fund set forth for such purpose on Schedule "C", until the Trustee receives a proper direction.

         (d) Mutual Funds. The Sponsor hereby acknowledges that it has received from the Trustee a copy of the prospectus for each Mutual Fund selected by the Applicable Fiduciary as a Plan investment option. Trust investments in Mutual Funds shall be subject to the following limitations:

                  (i) Execution of Purchases and Sales. Purchases and sales of Mutual Funds (other than for exchanges) shall be made on the date on which the Trustee receives from the Sponsor the Participant's instruction in good order including all information and documentation necessary to accurately effect such purchases and sales (or in the case of a purchase, the subsequent date on which the Trustee has received a wire transfer of
                                                         8
         funds necessary to make such purchase). Exchanges of Mutual Funds shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "F".

                  (ii) Voting. At the time of mailing of notice of each annual or special stockholders' meeting of any Mutual Fund, the Trustee shall send a copy of the notice and all proxy solicitation materials to each Participant who has shares of the Mutual Fund credited to the Participant's accounts, together with a voting direction form for return to the Trustee or its designee. The Participant shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the shares  credited to the  Participant's  accounts.  The Trustee shall vote the shares as directed by the Participant. The Trustee shall not vote shares for which it has received no directions from the Participant. With respect to all rights other than the right to vote, the Trustee shall follow the directions of the Participant, and if no such directions are received, any directions of the Applicable Fiduciary. The Trustee shall have no duty to solicit directions from Participants or the Applicable Fiduciary.

         (e) Notes. The Administrator shall act as the Trustee's agent for the purposes stated herein in connection with Participant loan notes and shall collect by payroll direction (or otherwise) and remit all principal and interest payments to the Trustee, clearly designating such transfers to the Trustee as loan repayments. To originate a Participant loan, the Participant shall direct the Trustee as to the term and the amount of the loan to be made from the Participant's individual accounts. Such directions shall be made by Participants by use of the telephone exchange system maintained for such purpose by the Trustee or its agent (or in such other manner as may be agreed to from time to time by the Sponsor and Trustee). The Trustee
                                                         9
 shall determine, based on (i) the current value of the Participant's accounts on the date of the request, (ii) guidelines provided by the Sponsor, (iii) applicable provisions as set forth in the Plan Administrative Manual and (iv) limitations under the Code and ERISA, the amount available for the loan. The Trustee shall charge the amount borrowed against the Participant's accounts and investment options and shall credit the amounts as repaid in the manner provided in the Plan Administrative Manual and/or in the Sponsor's guidelines. Based on the interest rate supplied by the Sponsor in accordance with the terms of the Plan, the Trustee shall advise the Participant of such interest rate, as well as the installment payment amounts. The Trustee shall forward the loan note, and upon its execution by a Participant and return to the Trustee, the proceeds check to the Participant, but only after written or electronically transmitted approval by the Applicable Fiduciary. The Trustee shall distribute any truth-in-lending disclosure to the Participant. To facilitate recordkeeping, the Trustee may destroy the original of any promissory note made in connection with a loan to a Participant, provided that the Trustee first furnishes a copy to the Administrator and creates for itself a duplicate by a photographic or optical scanning or other process yielding a reasonable facsimile of the promissory note and the Participant's signature thereon, which duplicate may be reduced or enlarged in size from the actual size of the original promissory note. The Trustee shall cancel and surrender the note (or otherwise evidence its repayment) when paid in full.

         (f) Sponsor Stock. Trust investments in Sponsor Stock shall be made via the Butler Manufacturing Company Common Stock Fund (the "Stock Fund") which shall consist of shares of Sponsor Stock and short-term liquid investments, which may include Fidelity Institutional
                                                        10
Cash Portfolios: Money Market Portfolio: Class A or such other Mutual Fund, commingled money market pool or short term instrument(s) as agreed to by the Sponsor and Trustee, necessary to satisfy the Stock Fund's cash needs. A cash target range shall be maintained in the Stock Fund as agreed to in writing by the Sponsor and the Trustee from time to time, but initially shall be five percent (5%), subject to a minimum of three and a half percent (3.5%) and a maximun of six and a half percent (6.5%). The Trustee is responsible for ensuring that the actual cash held in the Stock Fund from time to time falls within the agreed upon range. Each Participant's proportional interest in the Stock Fund shall be measured in units of participation, rather than shares of

Sponsor Stock. Such units shall represent a proportionate interest in all of the assets of the Stock Fund, which includes shares of Sponsor Stock, short-term investments and at times, receivables for dividends and/or Sponsor Stock sold and payables for Sponsor Stock purchased. A Net Asset Value ("NAV") per unit will be determined on each business day for each unit outstanding of the Stock Fund. The return earned by the Stock Fund will represent a combination of the dividends paid on the shares of Sponsor Stock held by the Stock Fund, gains or losses realized on sales of Sponsor Stock, appreciation or depreciation in the market price of those shares owned, and interest on the short-term investments held by the Stock Fund. Dividends and interest received by the Stock Fund normally will be reinvested in additional shares of Sponsor Stock. Investments in Sponsor Stock shall be subject to the following limitations:

                  (i) Acquisition Limit. Pursuant to the Plan, the Trust shall be invested in Sponsor Stock to the extent necessary to comply with investment directions under Section  5(c) of this Agreement.
                                                        11
                  (ii) Limitation on Trustee Responsibility. The Trustee shall not be liable for any loss, or by reason of any breach, which arises from the directions of a Participant with respect to the acquisition and holding of Sponsor Stock, unless it is clear on their face that the actions to be taken under those directions would be prohibited by the fiduciary duty rules under Section 404(a) of ERISA or would be contrary to the terms of the Plan or this Agreement. The parties intend to comply with the requirements of
         Section 404(c) of ERISA and to enable and require Participants to exercise independent control over assets in their Plan accounts.

                  (iii) Execution of Purchases and Sales. (A) Purchases and sales of Sponsor Stock (other than for exchanges) shall be made on the open market on the date on which the Trustee receives from the Sponsor the Participant's instructions in good order including all information and documentation necessary to accurately effect such purchases and sales (or, in the case of purchases, the subsequent date on which the Trustee has received a wire transfer of the funds necessary to make such purchases). Exchanges of Sponsor Stock shall be made in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "G". Such general rules shall not apply in the following circumstances:

                           (1)      If the Trustee is unable to determine the
number of shares required to be purchased or sold on such day; or
                                                        12
                           (2)      If the Trustee is unable to purchase or
sell the total number of shares required to be purchased or sold on such day as a result of market conditions; or

                           (3)      If the Trustee is prohibited by the
Securities and Exchange Commission, the New York Stock Exchange, or any other regulatory body from

                                                        13

         purchasing or selling any or all of the shares required to be purchased or sold on such day.

         In the event of the occurrence of the  circumstances  described in (1),
         (2), or (3) above, the Trustee shall purchase or sell such shares as soon as possible thereafter. The Trustee may follow general written directions, if any, from the Sponsor to deviate from the above purchase and sale procedures.

                           (B) Purchases and Sales from or to Sponsor or Private Parties. If requested by the Sponsor in writing prior to the trading date, the Trustee may purchase or sell Sponsor Stock from or to the Sponsor or any other "party in interest" as defined in Section 3(14) of ERISA if the purchase or sale is for adequate consideration (within the meaning of section 3(18) of ERISA) and no commission is charged. If Sponsor contributions or contributions made by the Sponsor on behalf of Participants are to be invested in Sponsor Stock, the Sponsor may transfer Sponsor Stock in lieu of cash to the Trust. In either case, the number of shares to be transferred will be determined by dividing the total value of Sponsor Stock to be purchased or sold by the closing price of the Sponsor Stock on any national securities exchange on the trading date.
                                                        13
                           (C)      Use of an Affiliated Broker.  The Sponsor
hereby acknowledges and authorizes the Trustee to use Fidelity Brokerage Services, Inc. ("FBSI") to provide brokerage services in connection with any purchase or sale of Sponsor Stock in accordance with directions from Participants. FBSI shall execute such directions directly or through its affiliate, National Financial Services Company ("NFSC"). The provision of brokerage services shall be subject to the following:

                                    (1)  As  consideration  for  such  brokerage
                           services, the Sponsor agrees that FBSI shall be entitled to remuneration under this authorization provision in the amount of three and one-half cents ($.035) commission on each share of Sponsor Stock. Any change in such remuneration may be made only by a signed agreement between Sponsor and Trustee.

                                    (2)  Following the  procedures  set forth in
                           Department of Labor Prohibited Transaction Class Exemption 86-128, the Trustee will provide the Sponsor with the following documents: (1) a description of FBSI's brokerage placement practices;
                           (2) a copy of PTCE 86-128; and (3) a form by which the Sponsor may request termination of this authorization to use a broker affiliated with the Trustee. The Trustee will provide the Sponsor with this termination form annually, as well as an annual report which summarizes all securities transaction-related charges incurred by the Plan.
                                                        14
                                    (3)     Any successor organization of FBSI,
                           through reorganization, consolidation, merger or similar transactions, shall, upon consummation of such transaction, become the successor broker in accordance with the terms of this authorization provision.

                                    (4) The Trustee  and FBSI shall  continue to
                           rely on this authorization provision until notified to the contrary. The Sponsor reserves the right to request termination of this authorization upon sixty
                           (60) days written notice to FBSI (or its successor) and the Trustee, in accordance with Section 11 of this Agreement.

Notwithstanding the foregoing, neither the Sponsor nor any affiliate of the Sponsor (other than with respect to directions by an affiliate with respect to that affiliate's account only) may exercise any direct or indirect control or influence over the times when, or the prices at which, the Trustee or any broker selected by the Trustee, may purchase shares of Sponsor Stock for the Stock Fund, the number of shares of such stock to be purchased, the manner in which such stock is to be purchased, or the selection of a broker or dealer (other than the Trustee) through which purchases may be executed; it being understood that the Sponsor shall not be deemed to have such control or influence solely because it may revise not more than once in any three month period the basis for determining the amount of its contributions to the Plan or the basis for determining the frequency of its allocations to the Plan.
                                                        15
                  (iv) Securities Law Reports. The Sponsor shall be responsible for filing all reports required under Federal or state securities laws with respect to the Trust's ownership of Sponsor Stock, including, without limitation, any reports required under section 13 or 16 of the Securities Exchange Act of 1934, and shall immediately notify the Trustee in writing of any requirement to stop purchases or sales of Sponsor Stock pending the filing of any report. The Trustee shall provide to the Sponsor such information on the Trust's ownership of Sponsor Stock as the Sponsor may reasonably request in order to comply with Federal or state securities laws.

                  (v) Voting and Tender Offers. Notwithstanding any other provision of this Agreement, the following provisions shall govern the voting and tendering of Sponsor Stock. The Sponsor, after consultation with the Trustee, shall provide and pay for all printing, mailing, tabulation and other costs associated with the voting and tendering of Sponsor Stock.

                           (A)      Voting

                                    (1)  Upon the  filing  of  definitive  proxy
                           solicitation materials with the Securities and Exchange Commissiion, the Sponsor shall cause a copy of all such materials to be sent to the Trustee. Based on these materials, the Trustee shall prepare a voting instruction form. At the time of mailing of notice of each annual or special stockholders' meeting of the
                                                        16


                           Sponsor, the Sponsor shall cause a copy of the notice and all proxy solicitation materials to be sent to each Participant, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the number of full and fractional shares of Sponsor Stock attributable to the Participant's interest in the Stock Fund. The Sponsor shall provide the Trustee with a copy of any materials provided to the Participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to Participants.

                                    (2) Each Participant with an interest in the
                           Stock Fund shall have the right to direct the Trustee as to the manner in which the Trustee is to vote that number of shares of Sponsor Stock attributable to the Participant's interest in the Stock Fund. Directions from a Participant to the Trustee concerning the voting of Sponsor Stock shall be communicated in writing, or by mailgram or similar means. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or to any director, officer or employee of the Sponsor or any affiliated company. Upon its receipt of the directions, the Trustee shall vote the shares of Sponsor Stock as directed by the Participant. Shares of Sponsor Stock attributable to a Participant's interest in the Stock Fund for which the Trustee has received no directions from the Participant shall be voted by the Trustee in proportion to all those shares for which direction has been received by Trustee.
                                                        17
                  (B)      Tender Offers

                                    (1) Upon  commencement  of a  public  tender
                           offer or exchange offer for shares of the Sponsor Stock made at the same time to all of the Sponsor's holders of Common Stock of record upon the same terms and conditions ("Tender Offer"), the Sponsor shall notify each Participant with an interest in the Stock Fund of the Tender Offer and shall utilize its best efforts to timely distribute or cause to be distributed to such Participants the same information that is distributed to holders of Sponsor Stock in connection with the Tender Offer, and, after consulting with the Trustee, shall provide and pay for a means by which such Participants may direct the Trustee whether or not to tender the Sponsor Stock attributable to the Participant's interest in the Stock Fund. The Sponsor shall provide the Trustee with a copy of any materials provided to such Participants and shall certify to the Trustee that the materials have been mailed or otherwise sent to such Participants.

                                    (2)     Each Participant shall have the
                           right to direct the Trustee to tender or not to tender some or all of the shares of Sponsor Stock attributable to the Participant's interest in the Stock Fund. Directions from a Participant to the Trustee concerning the tender of Sponsor Stock shall be communicated in writing, or by mailgram or such similar means
                                                        18
                           as is agreed upon by the Trustee and the Sponsor under the preceding paragraph. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or to any officer or employee thereof, or to any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee's services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the Participant. The Trustee shall not tender shares of Sponsor Stock attributable to a Participant's interest in the Stock Fund for which it has received no directions from the Participant.

                                    (3)  A  Participant  who  has  directed  the
                           Trustee to tender some or all of the shares of Sponsor Stock attributable to the Participant's interest in the Stock Fund may, at any time prior to the date permitted under the Tender Offer for the revocation or withdrawal of tenders (the "Withdrawal Date"), direct the Trustee to revoke or withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the Tender Offer or otherwise revoke the same prior to the Withdrawal Date. A Participant shall not be limited as to the number of directions to tender or to withdraw or revoke a tender that the Participant may give to the Trustee.
                                                        19
                                    (4) A  direction  by a  Participant  to  the
                           Trustee to tender shares of Sponsor Stock attributable to the Participant's interest in the Stock Fund shall not be considered a written election under the Plan by the Participant to withdraw, or have distributed, any or all of the Participant's interest in the Plan, which may be withdrawn pursuant to the provisions of the Plan. The Trustee shall credcit to each account of the Participant from which the tendered shares were deemed to have been taken the proceeds received by the Trustee in exchange for the shares of Sponsor Stock tendered in connection with that account. Pending receipt of directions from the Participant, as provided in the Plan, as to which of the remaining investment options the proceeds should be invested in, the Trustee shall invest the proceeds in the securities of the Fidelity Money Market Trust:
                           Retirement Money Market Portfolio.

                           (C) Shares Credited. For all purposes of this subsection (v), the number of shares of Sponsor Stock deemed "attributable" to a Participant's interst in the Stock Fund shall be determined by the Trustee as of the last preceding Valuation Date. The trade date is the date the transaction is valued.


                           (D) General. With respect to all rights other than the right to vote, the right to tender, and the right to withdraw shares previously tendered, in the case of Sponsor Stock attributable to a Participant's interest in the Stock Fund, the

                  Trustee shall follow the directions of the Participant and, if no such directions are received, the Trustee shall not act. The Trustee shall have no duty to solicit directions from Participants but shall pass on to Participants notices, offers, proxy materials and other information furnished to the Trustee; provided that the Trustee shall have no duty to pass on such information to the extent that the Sponsor has certified to the Trustee that such information has previously been furnished to Participants.

                           (F) Conversion. All provisions in this subsection (v)
                  shall also apply to any securities received as a result of a conversion of Sponsor Stock.

         (g) Guaranteed Investment Contracts-Commingled Pool Investments. To the extent that the Applicable Fiduciary selects as an investment option the Managed Income Portfolio of the Fidelity Group Trust for Employee Benefit Plans (the "Group Trust"), the Sponsor hereby (i) agrees to the terms of the Group Trust and adopts said terms as a part of this Agreement and (ii) acknowledges that it has received from the Trustee a copy of the Group Trust, the Declaration of Separate Fund for the Managed Income Portfolio of the Group Trust, and the Circular for the Managed Income Portfolio.

         (h) Reliance of Trustee on Directions. Neither the Trustee nor the Sponsor or Applicable Fiduciary shall be liable for any loss, or by reason of any breach, which arises from any Participant's exercise or non-exercise of rights under this Agreement over the assets in the Participant's accounts. The Trustee shall not be liable for any loss, or by reason of any breach,
                                                        21
which arises from the Applicable Fiduciary's exercise or non-exercise of rights under this Section 5, unless it was clear on their face that the actions to be taken under the Applicable Fiduciary's directions were prohibited by the fiduciary duty rules of Section 404(a) of ERISA or were contrary to the terms of the Plan or this Agreement.

         (i) Trustee Powers. The Trustee shall have the following powers and authority:


                           (i) Subject to  paragraphs  (b),  (c), (d) and (e) of
                  this Section 5, to sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

                           (ii)  Subject  to  paragraphs  (b)  and  (c) of  this
                  Section 5, to invest in GICs and short term investments (including interest bearing accounts with the Trustee or money market mutual funds advised by affiliates of the Trustee) and in collective investment funds maintained by the Trustee for qualified plans, in which case the provisions of each collective investment fund in which the Trust is invested shall be deemed adopted by the Sponsor and the provisions thereof incorporated as a part of this Trust as long as the fund remains exempt from taxation under Sections 401(a) and 501(a) of the Code.
                                                        22
                           (iii) To cause any  securities or other property held
                  as part of the Trust to be registered in the Trustee's own name, in the name of one or more of its nominees, or in the Trustee's account with the Depository Trust Company of New York and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

                           (iv) To keep  that  portion  of the  Trust in cash or
                  cash balances as the Applicable Fiduciary or Sponsor may, from time to time, deem to be in the best interest of the Trust.

                           (v) To make, execute, acknowledge. and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

                           (vi) To settle,  compromise, or submit to arbitration
                  any claims, debts or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Sponsor.

                           (vii) To  employ  legal,  accounting,  clerical,  and
                  other assistance as may be required in carrying out the provisions of this Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Sponsor.
                                                        23
                           (viii) To do all other acts although not specifically
                  mentioned herein as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of the Trust.

                           (ix) To borrow funds from a bank not affiliated  with
                  the Trustee in order to provide sufficient liquidity to process Plan transactions in connection with the Sponsor Stock Fund in a timely manner, provided that the cost of such borrowing shall be allocated to the Stock Fund.

Section 6. Recordkeeping and Administrative Services to Be Performed.
         (a) General. The Trustee shall perform those recordkeeping and administrative functions described in Schedule "A' attached hereto. These recordkeeping and administrative functions shall be performed within the framework of the Applicable Fiduciary's written directions, if any, regarding the Plan's provisions, guidelines and interpretations.

         (b)  Accounts.   The  Trustee  shall  keep  accurate  accounts  of  all
investments, receipts, disbursements, and other transactions hereunder, and shall report the value of the assets held in the Trust as of each Reporting Date. Within thirty (30) days following each Reporting Date or within sixty (60) days in the case of a Reporting Date caused by the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall file with the Sponsor a written account setting forth all investments, receipts, disbursements, and other transactions effected by the Trustee between the Reporting Date and the prior Reporting Date, and setting forth the value of the Trust as of the Reporting Date. Except as otherwise required under ERISA, upon the expiration of six (6) months from the date of filing such account with the Sponsor, the Trustee shall have no liability or further accountability to anyone with respect to the propriety of its acts or transactions shown in such account except with respect to such acts or transactions as to which the Sponsor shall within such six (6) month period file with the Trustee written objections.

         (c) Inspection and Audit. All records generated by the Trustee in accordance with paragraphs (a) and (b) shall be open to inspection and audit, during the Trustee's regular business hours prior to or within six months following the termination of this Agreement, by the Sponsor or any person designated by the Sponsor. Upon the resignation or removal of the Trustee or the termination of this Agreement, the Trustee shall provide to the Sponsor, at no expense to the Sponsor, in the format regularly provided to the Sponsor, a statement of each Participant's accounts as of the resignation, removal, or termination, and the Trustee shall provide to the Sponsor or the Plan's new recordkeeper such further records as are reasonable, at the Sponsor's expense.

         (d) Effect of Plan Amendment. A confirmation of the current qualified status of each Plan is attached hereto as Schedule "E". The Trustee's provision of the recordkeeping and administrative services set forth in this Section 6 shall be conditioned on the Sponsor delivering to the Trustee a copy of any amendment to the Plan which materially affects the Trustee's provision of such services as soon as administratively feasible following the amendment's adoption, with, if requested, an IRS determination letter or an opinion of counsel substantially in the form of Schedule "E" covering such amendment and on the Sponsor providing the Trustee
                                                        25
on a timely basis with all the information the Sponsor deems necessary for the Trustee to perform the recordkeeping and administrative services and such other relevant information as the Trustee may reasonably request.

         (e) Returns, Reports and Information. Except to the extent delegated to the Trustee, the Sponsor shall be responsible for the preparation and filing of all returns, reports. and information required of the Trust or Plan by law. The Trustee shall provide the Sponsor in a timely manner with such information as the Sponsor may reasonably request to make these filings. Unless delegated to the Trustee, the Sponsor shall also be responsible for making any disclosures to Participants required by law, including in connection with Sponsor Stock, but the
Trustee (or its affiliates) shall be responsible for preparing disclosures with respect to the Mutual Funds and other investment options maintained by the Trustee or a related entity.

         (f) Allocation of Plan Interests. All transfers to, withdrawals from, or other transactions regarding the Trust shall be conducted in such a way that the proportionate interest in the Trust of each Plan and the fair market value of that interest may be determined at any time. Whenever the assets of more than one Plan are commingled in the Trust or in any investment option, the undivided interest therein of each such Plan shall be debited or credited (as the case may be) (i) for the entire amount of every contribution received on behalf of such Plan, every benefit payment, or other expense attributable solely to such Plan, and every other transaction relating only to such Plan; and (ii) for its proportionate share of every item of collected or accrued income, gain or loss, and general expense, and of any other transactions attributable to the Trust or that investment option as a whole.

Section 7. Compensation and Expenses. Within thirty (30) days of receipt of the Trustee's bill, which shall be computed and billed in accordance with Schedule "B" attached hereto and made a part hereof, as amended from time to time, the Sponsor shall send to the Trustee a payment in such amount. All expenses of the Trustee relating directly to the acquisition and disposition of investments constituting part of the Trust and all taxes of any kind whatsoever that may be levied or assessed under existing or future laws upon or in respect of the Trust, or the income thereof, shall be a charge against and paid by the Sponsor or by the Plan.

Section 8. Directions and Indemnification.
         (a) Identity of Sponsor and Applicable Fiduciaries. The Trustee shall be fully protected in relying on the fact that the Sponsor and the Applicable Fiduciaries under a Plan have designated, to issue directions on their behalf, the individuals named on Schedule "D" attached hereto or such other individuals as the Sponsor may designate and notify the Trustee in writing.

         (b) Directions from Sponsor or Administrator. Whenever the Sponsor or Administrator provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction if
(i)  the  direction  is  contained  in a  writing  (or is oral  and  immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Sponsor in the form attached hereto as Schedule "D", and (ii) the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a)
                                                        27
of ERISA or would be contrary to the terms of the Plan or this Agreement. Such direction may also be made via EDT in accordance with procedures agreed to by the Sponsor and the Trustee; provided, however, that the Trustee shall be fully protected in relying on such direction as if it were a direction made in writing by the Sponsor. Except to the extent required by ERISA, the Trustee shall have no responsibility to ascertain any direction's (i) accuracy, (ii) compliance with the terms of any applicable law, or (iii) effect for tax purposes or otherwise.

         (c) Directions from Applicable Fiduciary. Whenever an Applicable Fiduciary provides a direction to the Trustee, the Trustee shall not be liable for any loss, or by reason of any breach, arising from the direction (i) if the direction is contained in a writing (or is oral and immediately confirmed in a writing) signed by any individual whose name and signature have been submitted (and not withdrawn) in writing to the Trustee by the Applicable Fiduciary in the form attached hereto as Schedule "D" and (ii) if the Trustee reasonably believes the signature of the individual to be genuine, unless it is clear on the direction's face that the actions to be taken under the direction would be prohibited by the fiduciary duty rules of Section 404(a) of ERISA or would be contrary to the terms of the Plan or this Agreement.

         (d) Co-Fiduciary Liability. In any other case, the Trustee shall not be liable for any loss, or by reason of any breach, arising from any act or omission of another fiduciary under the Plan except as provided in Section 405(a) of ERISA. Without limiting the foregoing, the Trustee shall have no liability for the acts or omissions of any predecessor or successor trustee.
                                                        28
         (e) Mutual Indemnification. (i) The Sponsor shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage. penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by the Sponsor or its agents with respect to the Plan or Trust, excepting only any and all loss, etc., arising (A) from the operation of any Mutual Fund or other investment vehicle under Section 5(b) (other than the Sponsor
Stock) offered by the Trustee or any related entity, or (B) from the Trustee's negligence, bad faith, breach of fiduciary duties allocated to the Trustee under the provision of this Agreement, or any failure to perform any obligation imposed hereunder or in any related agreement between the Trustee (or any affiliate) and the Sponsor

         (ii) The Trustee, from its corporate assets and not from Plan assets, shall indemnify the Sponsor, Applicable Fiduciary, Administrator and Plan (the "Indemnified Parties") against, and hold the Indemnified Parties harmless from, any and all loss, damage, penalty, liability, cost and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against any of the Indemnified Parties by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by the Trustee or its agents or related entities with respect to the Plan or Trust, excepting only any and all loss, etc. arising solely from the Sponsor's negligence or bad faith.
                                                        29

         (f) Survival. The provisions of this Section 8 shall survive the termination of this Agreement.

Section 9.  Resignation or Removal of Trustee.
         (a) Resignation. The Trustee may resign at any time upon thirty (30) days' notice in writing to the Sponsor, unless a shorter period of notice is agreed upon by the Sponsor.

         (b) Removal. The Sponsor may remove the Trustee at any time upon thirty(30) days' notice in writing to the Trustee, unless a shorter period of notice is agreed upon by the Trustee.

Section 10.  Successor Trustee.
         (a) Appointment. If the office of Trustee becomes vacant for any reason, the Sponsor may appoint a successor trustee under this Agreement. The successor trustee shall have all of the rights, powers, privileges, obligations, duties, liabilities, and immunities granted to the Trustee under this Agreement. The successor trustee and predecessor trustee shall not be liable for the acts or omissions of the other with respect to the Trust.

         (b) Acceptance. When the successor trustee accepts its appointment under this Agreement, title to and possession of the Trust assets shall immediately vest in the successor trustee without any further action on the part of the predecessor trustee. The predecessor trustee shall execute all instruments and do all acts that reasonably may be necessary or reasonably may
                                                        30
be requested in writing by the Sponsor or the successor trustee to vest title to all Trust assets in the successor trustee or to deliver all Trust assets to the successor trustee.

         (c) Corporate Action. Any successor of the Trustee or successor trustee, through sale or transfer of the business or trust department of the Trustee or successor trustee, or through reorganization, consolidation, or merger, or any similar transaction, shall, upon consummation of the transaction, become the successor trustee under this Agreement.

Section 11. Termination. This Agreement may be terminated at any time by the Sponsor upon sixty (60) days' notice in writing to the Trustee. On the date of the termination of this Agreement, the Trustee shall forthwith transfer and deliver to such individual or entity as the Sponsor shall designate, all cash and assets, as the Sponsor shall direct, then constituting the Trust. If, by the termination date, the Sponsor has not notified the Trustee in writing as to whom the assets and cash are to be transferred and delivered, the Trustee may bring an appropriate action or proceeding for leave to deposit the assets and cash in a court of competent jurisdiction. The Trustee shall be reimbursed by the Sponsor for all reasonable costs and expenses of the action or proceeding including, without limitation, reasonable attorneys' fees and disbursements.

Section 12. Resignation, Removal, and Termination Notices. All notices of resignation, removal, or termination under this Agreement must be in writing and mailed to the party to which the notice is being given by certified or registered mail, return receipt requested, to the Sponsor c/o Charles Johnson, Butler Manufacturing Company, BMA Tower, Penn Valley Park,
                                                        31
Kansas City, Missouri 64141 and to the Trustee c/o John M. Kimpel, Fidelity Investments, 82 Devonshire Street, Boston, Massachusetts 02109, or to such other addresses or individuals as the parties have notified each other of in the foregoing manner.

Section 13. Duration. This Trust shall continue in effect without limit as to time subject, however, to the provisions of this Agreement relating to amendment, modification. and termination thereof.

Section 14. Amendment or Modification. This Agreement may be amended or modified at any time and from time to time only by an instrument executed by both the Sponsor and the Trustee. Notwithstanding the foregoing, to reflect increased operating costs the Trustee may, once each calendar year, amend Schedule "B" without the Sponsor's consent upon seventy-five (75) days advance written notice to the Sponsor.

Section 15.  General.
         (a) Performance by Trustee, its Agents or Affiliates. The Sponsor acknowledges and authorizes that the services to be provided under this Agreement shall be provided by the Trustee, its agents or affiliates, including Fidelity Investments Institutional Operations Company or its successor, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships.

         (b)      Delegation by Employer.  By authorizing the assets of any
plan as to which it is an Employer to be deposited in the Trust, each Employer, if any, other than the Sponsor, hereby
                                                        32
irrevocably delegates and grants to the Sponsor full and exclusive power and authority to exercise all of the powers conferred upon the Sponsor and each Employer by the terms of this Agreement, and to take or refrain from taking any and all action which such Employer might otherwise take or refrain from taking with respect to this Agreement, including the sole and exclusive power to exercise, enforce or waive any rights whatsoever which such Employer might otherwise have with respect to the Trust, and irrevocably appoints the Sponsor as its agent for all purposes under this Agreement. The Trustee shall have no obligation to account to any such Employer or to follow the instructions of or otherwise deal with any such Employer, the intention being that the Trustee shall deal solely with the Sponsor.

         (c) Entire Agreement. This Agreement and (i) the Schedules attached hereto which are hereby incorporated herein and (ii) any documents referred to in or contemplated by such Schedules, contain all of the terms agreed upon between the parties with respect to the subject matter hereof.

         (d) Waiver. No waiver by either party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

         (e) Successors and Assigns. The stipulations in this Agreement shall inure to the benefit of, and shall bind. the successors and assigns of the respective parties.
                                                        33
         (f) Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable. the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         (g) Section Headings. The headings of the various sections and subsections of this Agreement have been inserted only for the purposes of convenience and are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.

Section 16.  Governing Law.
         (a)  Massachusetts  Law Controls.  This  Agreement is being made in the
Commonwealth of Massachusetts, and the Trust shall be administered as a Massachusetts trust. The validity, construction, effect, and administration of this Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts, except to the extent those laws are superseded under Section 514 of ERISA.

         (b) Trust Agreement Controls. The Trustee is not a party to the Plan. Nevertheless, the provisions of the Plan are incorporated herein, in particular as they relate to the duties of
                                                        34
the Trustee. However, in the event of any conflict between the provisions of the Plan and this Agreement as to the duties of the Trustee, this Agreement shall control.

         (c) Spendthrift Clause. Except for the benefits which are the subject of a "qualified domestic relations order," as defined in Section 414(p) of the Code, none of the benefits under the Plan are subject to the claims of creditors of Participants or their beneficiaries nor are they subject to attachment, garnishment or any other legal process (other than as security for Participant loan notes referred to in Section 5(e) of this Agreement). Neither a Participant nor his beneficiaries may, except pursuant to a "qualified domestic relations order" or a loan from the Plan, assign, sell, borrow on or otherwise encumber any beneficial interest in this Trust nor shall any such benefit be in any manner liable for or subject to the deeds, contracts, liabilities, engagements, or torts of any Participant or beneficiary.

Section 17. Plan Qualification. The Sponsor shall be responsible for verifying that while any assets of a particular Plan are held in the Trust, the Plan (i) is qualified within the meaning of Section 401 (a) of the Code; (ii) is permitted by existing or future rulings of the United States Treasury Department to pool its funds in a group trust, and (iii) permits its assets to be commingled for investment purposes with the assets of other such plans by investing such assets in this Trust. If any Plan ceases to be qualified within the meaning of Section 401(a) of the Code, the Sponsor shall notify the Trustee as promptly as is reasonable. Upon receipt of such notice, the Trustee shall promptly segregate and withdraw from the Trust, the assets which are allocable to such disqualified Plan, and shall dispose of such assets in the manner directed by the Sponsor.
                                                       35


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.
                                        BUTLER MANUFACTURING COMPANY

         s/Richard O. Ballentine          s/John W. Huey
Attest: __________________________      ______________________________________
         Secretary                       Authorized Officer




                                        FIDELITY MANAGEMENT TRUST
                                        COMPANY


                                      s/Christina Loddo Epstein
Attest:____________________________     _____________________________________
         Assistant Clerk                 Vice President

                                                        36

                                  Schedule "A"
                     RECORDKEEPING & ADMINISTRATIVE SERVICES


Administration
* Establishment and maintenance of participant account and election percentages.
*        Maintenance of ten plan investment options:

         - Fidelity Puritan Fund
         - Fidelity Magellan Fund
         - Fidelity Equity-Income Fund
         - Fidelity Money Market Trust: Retirement Money Market Portfolio
         - Managed Income Portfolio
         - Fidelity Asset Manager
         - Fidelity Asset Manager-Income
         - Fidelity Asset Manager-Growth
         - Fidelity International Growth & Income Fund
         - Butler Manufacturing Company Common Stock Fund

* Maintenance of the following three money classifications for the Butler Employee Savings Trust:

         - Employer
         - Employee Before-tax
         - Rollover

*        Maintenance  of  the  following  two  money   classifications  for  the
         Galesburg Hourly Employee Savings Trust and the Birmingham Hourly Employee Savings Trust:

         - Employee Before-tax
         - Rollover

*        Processing of mutual fund trades.

         The Trustee will provide only the recordkeeping and administrative services set forth on this Schedule "A" and no others.

Processing

*        Monthly processing of contribution data.
*        Daily processing of transfers and changes of future allocations.

* Daily processing of in-service withdrawals via telephone requests by Participants pursuant to specific guidelines authorized by the Sponsor, including prior approval of all such withdrawals by the Sponsor or Applicable Fiduciary.

Other

*        Monthly trial balance
*        Quarterly administrative reports
*        Quarterly participant statements
*        1099-Rs
*        Participant Loans
* Performance of section 401(k) limitation testing upon request. In order to obtain this service, the client shall be required to provide the information identified in the Fidelity Discrimination Testing Package

         Guidelines.
* Employee communications describing available investment options, including multimedia informational materials and group presentations.
* Preparation and mailing of investment confirmations to participants within five business days of the participants' instructions.
* Year-end reporting information and certifications necessary (such as the Schedule of Reportable Transactions and the Schedule P) for Butler
          to prepare the IRS forms 5500 for the Plans.
* Fidelity will determine the Sponsor's matching contribution by participant and allocate this contribution accordingly, pursuant to instructions given by Butler Manufacturing Company. Fidelity accepts no responsibility for determining if the contribution and/or the allocation complies with pertinent provisions of the Internal Revenue Code of 1986, as amended.

                                                       Schedule "B"
                                                       FEE SCHEDULE


*        Annual Participant Fee For the Butler Employee Savings Trust:
                $17.00 per participant*, subject to a $7,500 per plan per year minimum. billed and payable quarterly.

               For the Galesburg and Birmingham Hourly Employee
               Savings Trusts:
                     $17.00 per participant*, subject to a $5.000 per plan per year minimum. billed and payable quarterly.

*        Loan Fee
                     Establishment fee of $35.00 per loan account; annual fee of $15.00 per loan account.

* Return of Excess Fee 25.00 per participant, a one-time charge per calculation and check generation.

*        Withdrawals by Phone:      $20.00 per withdrawal.

* Other Fees: separate charges for optional use of remote access, ADP testing, extraordinary expenses resulting from large numbers of simultaneous manual transactions or from errors not caused by Fidelity, or for reports not contemplated in this Agreement. The Administrator may withdraw reasonable administrative fees from the Trust by written direction to the Trustee.

* This fee will be imposed pro rata for each calendar quarter, or any part thereof, that a remains necessary to maintain a participant's account(s) as part of the Plan's records, e.g., vested, deferred, forfeiture, top-heavy and terminated participants who must remain on file through calendar year-end for 1099-R reporting purposes.

Trustee Fees
         To the extent that assets are invested in Mutual Funds, 0.02% per year payable pro rata quarterly on the basis of such assets in the Trust as of the calendar quarter's last valuation date, but no less than $2,500.00 nor more than $5,000.00 per year.

         To the extent that assets are invested in Sponsor Stock, .10% of such assets in the Trust per year, but no less than $10,000 and no more than $35,000 annually, payable pro rata quarterly on the basis of such assets as of the calendar quarter's last valuation date.

                                  Schedule "C'
                               INVESTMENT OPTIONS

         In accordance with Section 5(b), the Applicable Fiduciary hereby directs the Trustee (or the Plan provides) that Participants' individual accounts may be invested in the following investment options:

                  - Fidelity Puritan Fund
                  - Fidelity Magellan Fund
                  - Fidelity Equity-Income Fund
                  - Fidelity Money Market Trust: Retirement Money Market
                     Portfolio
                  - Managed Income Portfolio
                  - Fidelity Asset Manager
                  - Fidelity Asset Manager-Income
                  - Fidelity Asset Manager-Growth
                  - Fidelity International Growth & Income Fund
                  - Butler Manufacturing Company Common Stock Fund

         The mutual fund advised by Fidelity Management & Research Company referred to in Section 5(c) shall be Fidelity Money Market Trust: Retirement Money Market Portfolio.

                                  Schedule "D"

            SPONSOR AND ADMINISTRATOR AUTHORIZATIONS AND DESIGNATIONS


         In accordance with Sections 8(a) and 8(b) of the Restated Trust Agreement, dated as of the 1st day of April, 1996, between Butler Manufacturing Company and Fidelity Management Trust Company (the "Agreement"), each of the plans identified below is a tax-qualified defined contribution plan which meets the requirements of Section 17 of said Agreement and is maintained by the Company for the benefit of certain eligible employees. Each such plan is hereby designated as a "Plan" for purposes of the Agreement. The following individuals are authorized to issue directions on behalf of the Sponsor, the Administrative Committee and the Applicable Fiduciaries for the Plans. Only one individual need provide such direction. The signature of each such designated individual is set forth below and certified to be such.

         Plans                              Other Authorized Individuals

Butler Employee                             Charles R. Johnson
Savings Trust                               Larry C. Miller

Galesburg Hourly                            Charles R. Johnson
Employees Savings Trust                     Larry C. Miller

Birmingham Hourly                           Charles R. Johnson
Employee Savings Trust                      Larry C. Miller

         The Trustee may rely upon the foregoing authorization, designations and certifications until the Sponsor, Administrative Committee or Applicable Fiduciary, as applicable, delivers to the Trustee written notice of a change in any of the information set forth herein or of the termination of the authority of a designated individual.

                                               s/Charles R. Johnson
                                            -------------------------------
                                                   Charles R. Johnson

                                               s/Larry C. Miller
                                            -------------------------------
                                                   Larry C. Miller

                                  Schedule "E"
December 7, 1992

Jacqueline W. McCarthy
Fidelity Institutional Retirement Services Company
82 Devonshire Street - ZR9
Boston, MA 02109

RE:      Butler Employee Savings Trust

Dear Ms. McCarthy:

In accordance with your request, this letter sets forth my opinion with respect to the qualified status under section 401 (a) of the Internal Revenue Service Code of 1986 (including amendments made by the Employee Retirement Income
Security Act of 1974) (the "Code"), of the Butler Employee Savings Trust, as amended to the date of this letter.

The material facts regarding the Plan are as follows. The most recent favorable determination letter as to the Plan's qualified status under section 401 (a) of the Code was issued by the Chicago, Illinois District Director of the Internal Revenue Service and was dated January 25, 1989. The version of the Plan submitted by Butler Manufacturing Company (the "Company') for the District Director's review in connection with this determination letter did not contain amendments since that date. These amendments among other matters, included changes to bring the Plan into compliance with the Tax Reform Act of 1986.

At the appropriate time, the Company will submit the Plan to the appropriate District Director of the Internal Revenue Service and to request from that person a favorable determination letter as to the Plans' qualified status under section 401 (a) of the Code. The Company believes that the Plan will be approved by the Internal Revenue Service at that time.

Based on my review of the Plan, it is my opinion that the Plan is qualified under section 401 (a) of the Code, subject to the customary condition that continued qualification of the Plan, as modified, will depend on its effect in operation.

Sincerely

 s/Richard O. Ballantine
Richard 0. Ballentine
Corporate Secretary and Chief Legal Counsel
Butler Manufacturing Company

                                  Schedule "E"


December 7, 1992

Jacqueline W. McCarthy
Fidelity Institutional Retirement Services Company
82 Devonshire Street - ZR9
Boston, MA 02109

RE:      Galesburg Hourly Employee Savings Trust
Dear Ms. McCarthy:
In accordance with your request, this letter sets forth my opinion with respect to the qualified status under section 401 (a) of the Internal Revenue Service Code of 1986 (including amendments made by the Employee Retirement Income Security Act of 1974) (the "Code"), of the Galesburg Hourly Employee Savings Trust, as amended to the date of this letter.

The material facts regarding the Plan are as follows. No determination letter as to the Plan's qualified status under section 401 (a) of the Code has been issued by or requested from the Internal Revenue Service. At the time the Plan was implemented, the Internal Revenue Service was not accepting Applications for Determination.

At the appropriate time, the Company will submit the Plan to the appropriate District Director of the Internal Revenue Service and to request from that person a favorable determination letter as to the Plans' qualified status under section 401 (a) of the Code. The Company believes that the Plan will be approved by the Internal Revenue Service at that time.

Based on my review of the Plan, it is my opinion that the Plan is qualified under section 401 (a) of the Code, subject to the customary condition that continued qualification of the Plan, as modified, will depend on its effect in operation.

Sincerely

 s/Richard O. Ballentine
Richard O. Ballentine
Corporate Secretary and Chief Legal Counsel
Butler Manufacturing Company

                           Schedule "E"

INTERNAL REVENUE SERVICE               DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P O BOX A-3617 DPN20-6
CHICAGO, IL  60690

Date: Dec. 22, 1994           Employer Identification Number: 44-0188420
                         File Folder Number:  430000353
                         Person to Contact: TECHNICAL SCREENER
                         Contact Telephone Number: (312) 435-1040
                         Plan Name:     BIRMINGHAM HOURLY EMPLOYEE
                                        SAVINGS TRUST
                         Plan Number: 043

BUTLER MANUFACTURING COMPANY
P.O. BX 419917 BMA TOWER, PENN VALL
KANSAS CITY, MO  64141-0917

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued  qualification  of the plan under its present form will depend on
its  effect  in  operation.   (See  section  1.401-1(b)(3)  of  the  Income  Tax
Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination letter is applicable for the amendment(s) adopted on November 1, 1994.

     This determination letter is applicable for the plan adopted on November 1, 1993.

     This plan satisfies the minimum coverage and nondiscrimination requirements of sections 410(b) and 401(a)(4) of the Code because the plan benefits only collectively bargained employees or employees treated as collectively bargained employees.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                   Sincerely yours,


                                   /s/ Marilyn W. Day
                                   District Director

Enclosures:
Publication 794
Reporting & Disclosure Guide
  for Employee Benefit Plans

                                  Schedule "F"

                          TELEPHONE EXCHANGE PROCEDURES

The following telephone exchange procedures are currently employed by Fidelity Institutional Retirement Services Company (FIRSCO).

Telephone exchange hours are 8:30 a.m. (ET) to 8:00 p.m. (ET) on each business day. A "business day" is any day on which the New York Stock Exchange is open.

FIRSCO reserves the right to change these telephone exchange guidelines at its discretion but only upon prior written notice to the Sponsor and Administrator at least thirty (30) days in advance of such change..

                                  Mutual Funds

Exchanges Between Mutual Funds

Participants may call on any business day to exchange between the Mutual Funds. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m.
(ET) will be processed on a next day basis.

                            Managed Income Portfolio

Exchanges Between Mutual Funds and Managed Income Portfolio

Participants who wish to exchange between a Mutual Fund and the Managed Income Portfolio may call on any business day. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m.
(ET) will be processed on a next day basis.


Exchange Restrictions

Participants will not be permitted to make direct transfers from the Managed Income Portfolio into a competing fund. Participants who wish to exchange from the Managed Income Portfolio into a competing fund must first exchange into a non-competing fund for a period of 90 days.

                               Sponsor Stock Fund

Exchanges Between Mutual Funds and Sponsor Stock Fund

Participants may call on any business day to exchange between the Mutual Funds and the Sponsor Stock Fund. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m. (ET) will be processed on a next day basis.

Exchanges Between Sponsor Stock Fund and Managed Income Portfolio

Participants who wish to exchange between the Sponsor Stock Fund and the Managed Income Portfolio may call on any business day. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m. (ET) will be processed on a next day basis.

Exchange Restrictions

It is the intention of the Trustee to maintain a sufficient liquidity reserve in the Sponsor Stock Fund to meet exchange, redemption or withdrawal requests. However, if there is insufficient liquidity in the Sponsor Stock Fund to allow for same day exchanges, the Trustee will be required to sell shares of Sponsor Stock to meet the exchange requests. If this occurs, the subsequent exchange into other Plan investment options will take place within three (3) business days. This allows for settlement of the stock trade at the custodian and the corresponding transfer to Fidelity.